Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. , appearing in the Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 2019